Exhibit 4.2
     Form of 8%Convertible Debenture issued to Messrs. Howland and Hoops(1)

NEITHER THIS DEBENTURE NOR THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION OF THIS DEBENTURE HAS BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW, AND SUCH SECURITIES MAY NOT BE SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER SAID ACT OR STATE LAW OR AN OPINION OF COUNSEL THAT SUCH REGISTRATION IS NOT REQUIRED.

NA-                                                           New York, New York
$     ,000                                                    January     , 1999


                             TECHNICAL VENTURES INC.

                  8% CONVERTIBLE DEBENTURE DUE JANUARY 31, 2002

     FOR VALUE RECEIVED, Technical Ventures Inc., a New York corporation (the "Company"), hereby promises to pay to the order of , the principal amount of thousand dollars ($ ,000) on January 31, 2002. Interest on this Debenture shall be payable quarterly, on the last day of April, July, October and January of each year to the holder of record of this Debenture on the 15th day of April, July, October and January, respectively, with the first interest payment being due on April 15, 1999. Interest shall be payable at the rate of eight percent (8%) per annum, computed on the basis of a 360-day year, using the number of days actually elapsed. Interest shall be payable, to the extent permitted by law, at the rate equal to the lesser of (i) eighteen percent (18%) per annum or
(ii) the maximum rate permitted by law, on the entire unpaid principal amount of this Debenture from and after the time that such principal amount shall have become due and payable (whether at maturity or by acceleration). In no event shall the rate of interest exceed the maximum interest rate which may legally be charged, and any payments which would result in an interest payment being in excess of such legal rate shall be treated for all purposes as payments of principal. This Debenture is one of the Company's 8% Convertible Debentures due January 31, 2002 (collectively, the "Debentures"), which were issued in the aggregate maximum principal amount of two hundred thirty thousand dollars ($230,000). The Debentures were issued pursuant to subscription agreements (collectively, the "Subscription Agreements" and each, a "Subscription Agreement"). As used in this Debenture, the term "Closing Date" shall mean the "First Closing Date," as defined in the Subscription Agreements.

                                    ARTICLE 1
                            Covenants of the Company

     Until the principal of and interest on the Debentures shall have been paid in full:

     (a)Continued Organization; Good Standing. Each of the Company and each of its present or future subsidiaries (each, a "Subsidiary") will continue its corporate existences and good standing in the state or province of its organization and in each other state or province in which it owns or leases real property.

     (b) Filings under the Securities Exchange Act of 1934. The Company's common stock, par value $.01 per share ("Common Stock"), has been registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company shall file all reports required by Section 12 of the Exchange Act not later than the date that such reports are due.

     (c) Comply with Obligations under Subscription Agreement. The Company shall comply with and perform in a timely manner all of its obligations pursuant to the Subscription Agreements.

                                    ARTICLE 2
                       Events of Default and Acceleration

     (a) Events of Default Defined. The entire unpaid principal amount of this Debenture, together with interest thereon shall, at the option of the holder this Debenture, exercised by written notice to the Company, forthwith become and be due and payable if any one or more the following events ("Events of Default") shall have occurred (for any reason whatsoever and whether such happening shall be voluntary or involuntary or be affected or come about by operation of law pursuant to or in compliance with any judgment, decree, or order of any court or any order, rule or regulation of any administrative or governmental body) and be continuing. An Event of Default shall occur:

          (i) if failure shall be made in the payment of the principal of this Debenture when and as the same shall become due; or

          (ii) if failure shall be made in the payment of any installment of interest on this Debenture when and as the same shall become due and payable whether at maturity or otherwise and such failure shall continue for ten (10) days after the date such payment is due; or

          (iii) if the Company shall violate or breach any of the covenants set forth in this Debenture and such violation or breach shall continue for fifteen (15) days thereafter; or

          (iv) if the Company shall violate or breach any of the representations, warranties, covenants or agreements contained in any of the Subscription Agreements, and such violation or breach shall continue for fifteen (15) days thereafter; or

          (v) if the Company or any Subsidiary shall consent to the appointment of a receiver, trustee or liquidator of itself or of a substantial part of its property, or shall admit in writing its inability to pay its debts generally as they become due, or shall make a general assignment for the benefit of creditors, or shall file a voluntary petition in bankruptcy, or an answer seeking reorganization in a proceeding under any bankruptcy law (as now or hereafter in effect) or an answer admitting the material allegations of a petition filed against the Company or any Subsidiary, in any such proceeding, or shall by voluntary petition, answer or consent, seek relief under the provisions of any other now existing or future bankruptcy or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, or shall, in a petition in bankruptcy filed against it or them be adjudicated a bankrupt, or the Company or any Subsidiary or their directors or a majority of its stockholders shall vote to dissolve or liquidate the Company or any Subsidiary other than a liquidation involving a transfer of assets from a Subsidiary to the Company or another Subsidiary; or

          (vi) if an involuntary petition shall be filed against the Company or any Subsidiary seeking relief against the Company or any Subsidiary under any now existing or future bankruptcy, insolvency or other similar law providing for the reorganization or winding up of corporations, or an arrangement, composition, extension or adjustment with its or their creditors, and such petition shall not be vacated or set aside within sixty
     (60) days from the filing thereof; or

          (vii) if a court of competent jurisdiction shall enter an order, judgment or decree appointing, without consent of the Company or any Subsidiary, a receiver, trustee or liquidator of the Company or any Subsidiary, or of all or any substantial part of the property of the Company or any Subsidiary, or approving a petition filed against the Company or any Subsidiary seeking a reorganization or arrangement of the Company or any Subsidiary under the Federal bankruptcy laws or any other applicable law or statute of the United States of America or any State thereof, or any substantial part of the property of the Company or any Subsidiary shall be sequestered; and such order, judgment or decree shall not be vacated or set aside within sixty (60) days from the date of the entry thereof, or

          (viii) if, under the provisions of any law for the relief or aid of debtors, any court of competent jurisdiction shall assume custody or control of the Company or any Subsidiary or of all or any substantial part of the property of the Company or any Subsidiary and such custody or control shall not be terminated within sixty (60) days from the date of assumption of such custody or control.

     (b) Rights of Debenture Holder. Nothing in this Debenture shall be construed to modify, amend or limit in any way the right of the holder of this Debenture to bring an action against the Company.


                                    ARTICLE 3
                                   Conversion

     (a) Right of Conversion.

          (i) At any time on or after the Initial Conversion Date, as hereinafter defined, the holder of this Debenture shall have the right, in whole at any time and in part from time to time, to convert all or any part of the principal amount of this Debenture outstanding from time to time and any accrued interest and any accrued Registration Payment, as hereinafter defined, into such number of shares of Common Stock as is determined by dividing the amount of principal and interest and Registration Payment being converted by the Conversion Price, as hereinafter defined; provided, that the right to convert this Debenture shall terminate at 5:00 P.M. New York City time on the business day prior to the maturity date of this Debenture.

          (ii) The "Initial Conversion Date" shall mean the first to occur of:

               (A) One year from the Closing Date, or

               (B)  The  effective  date  of  the  Registration   Statement,  as
          hereinafter defined.

     (b) Exercise of Conversion Right. In order to exercise the conversion right, the holder of this Debenture shall surrender this Debenture at the office of the Company together with written instructions specifying the portion of the principal amount of and accrued interest on this Debenture and any accrued Registration Payment which the holder elects to convert and the registration and delivery of certificates for shares of Common Stock issuable upon such conversion. The shares of Common Stock issuable upon conversion of this Debenture are referred to as the "Conversion Shares." The number of Conversion Shares shall be determined by dividing the amount of principal and interest being converted by the Conversion Price in effect on the date of such conversion, which shall be the date this Debenture is presented to the Company for conversion. The holder shall thereupon be deemed the holder of the shares of Common Stock so issued and the principal amount of and interest on the Debenture, to the extent so converted, shall be deemed to have been paid in full. If this Debenture shall have been converted in part, the holder of this Debenture shall be entitled to a new Debenture representing the unpaid principal balance of such Debenture remaining after deducting the principal amount of the Debenture converted. Any accrued interest or Registration Payment not converted into Common Stock pursuant to this Paragraph 3 shall be paid to the holder in cash at the time of conversion.

     (c) Conversion Price.

          (i) The Conversion Price shall be the lesser of the Maximum Conversion Price, as hereinafter defined, or the Current Conversion Price, as hereinafter defined, which shall be subject to adjustment as hereinafter provided.

          (ii) The Maximum  Conversion  Price shall mean 1 and /100 dollars ($ .
     ).

          (iii) The Current Conversion Price shall mean seventy five percent (75%) of the average closing bid price of the Common Stock for the ten (10) trading days prior to the date on which this Debenture is presented for conversion on the principal stock exchange or market on which the Common Stock is traded. If there is more than one reported closing bid price on any day, the lowest closing bid price shall be used for the closing bid price on such day. If this Debenture is being converted in part only, then the Current Conversion Price shall relate to the Debenture to the extent that principal and interest is converted, and the Current Conversion Price for any subsequent conversion shall be determined in accordance with this Paragraph 3(c)(iii) at the time of such subsequent conversion.

          (iv) The date that this Debenture is presented to the Company for conversion shall mean the date on which this Debenture is either (A) physically delivered to Company by the holder -------- 1 The Maximum Conversion Price shall be the average of the closing bid prices for the Company's common stock for the ten (10) trading days prior to the Closing Date.

          of this Debenture or such holder's representative, (B) deposited in the mail, with proper postage affixed addressed to the Company at its address as hereinafter provided or (C) delivered to a domestic or international, as the case may be, delivery service that provides for evidence of delivery.

          (v) The Maximum Conversion Price shall be subject to adjustment as follows:

               (A) If the Company shall, subsequent to the Closing Date, (A) pay a dividend or make a distribution on its shares of Common Stock in shares of Common Stock, (B) subdivide or reclassify its outstanding Common Stock into a greater number of shares, or (C) combine or reclassify its outstanding Common Stock into a smaller number of shares or otherwise effect a reverse split, the Maximum Conversion Price in effect at the time of the record date for such dividend or distribution or of the effective date of such subdivision, combination or reclassification shall be proportionately adjusted upward or downward, as the case may be. Such adjustment shall be made successively whenever any event listed in this Paragraph 3(c)(v)(A) shall occur.

               (B) In case the Company shall, subsequent to the Closing Date, issue rights or warrants to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price (or having a conversion price per share) less than the current market price of the Common Stock (as defined in Paragraph 3(c)(v)(D) of this Debenture) on the record date mentioned below, the Maximum Conversion Price shall be adjusted so that the Maximum Conversion Price shall equal the price determined by multiplying the Maximum Conversion Price in effect immediately prior to the date of such issuance by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding on the record date mentioned below plus the number of additional shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate conversion price of the convertible securities so offered) would purchase at such current market price per share of the Common Stock, and the denominator of which shall be the number of shares of Common Stock outstanding on such record date plus the maximum number of additional shares of Common Stock offered for subscription or purchased (or into which the convertible securities so offered are convertible). Such adjustment shall be made successively whenever such rights or warrants are issued and shall become effective immediately after the record date for the determination of stockholders entitled to receive such rights or warrants; and to the extent that shares of Common Stock or securities convertible into Common Stock are not delivered after the expiration of such rights or warrants, the Maximum Conversion Price shall be readjusted to the Maximum Conversion Price which would then be in effect had the adjustments made upon the issuance of such rights or warrants been made upon the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered.

               (C) In case the Company shall, subsequent to the Closing Date, distribute to all holders of Common Stock evidences of its indebtedness or assets (excluding cash dividends or distributions paid out of current earnings and dividends or distributions referred to in Paragraph 3(c)(v)(A) of this Debenture) or subscription rights or warrants (excluding those referred to in Paragraph 3(c)(v)(B) of this Debenture), then in each such case the Maximum Conversion Price in effect thereafter shall be determined by multiplying the Maximum Conversion Price in effect immediately prior thereto by a fraction, of which the numerator shall be the total number of shares of Common Stock outstanding multiplied by the current market price per share of Common Stock

               (as defined in Paragraph 3(c)(v)(D) of this Debenture), less the fair market value (as determined in good faith by the Company's Board of Directors) of said assets or evidences of indebtedness so distributed or of such rights or warrants, and of which the denominator shall be the total number of shares of Common Stock outstanding multiplied by such current market price per share of Common Stock. Such adjustment shall be made successively whenever such a record date is fixed. Such adjustment shall be made whenever any such distribution is made and shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (D) For the purpose of any computation under Paragraphs 3(c)(v)(B) and (C) of this Debenture, the current market price per share of Common Stock at any date shall be deemed to be the average of the daily closing prices for ten (10) consecutive trading days commencing twenty (20) trading days before such date. The closing price for each day shall be the reported closing price on the principal national securities exchange or market on which the Common Stock is admitted to trading or listed, or if not listed or admitted to trading on any such exchange or such market or if there is no trading on any day in the computation period, the closing low bid price as reported by the Nasdaq Stock Market ("Nasdaq"), the National Quotation Bureau, Inc. or other similar organization, shall be used, or if such prices are not available, the fair market price as determined in good faith by the Board of Directors.

          (vi) In the event that, during any ten (10) trading day period during which a computation of the Current Market Price is being made, there is a record date for an event described in Paragraph 3(c)(v)(A), (B) or (C) of this Debenture, the closing bid price of the Common Stock for each day in such period which is prior to such record date shall be adjusted in the same manner as the Maximum Conversion Price.

          (vii) No adjustment in the Conversion Price shall be made: (A) upon the issuance or sale of shares of Common Stock upon the exercise of warrants and options outstanding as of the date hereof; or (B) upon the issuance of options granted prior to the date hereof pursuant to any of the Company's stock option plans (collectively, the "Plans"); or (C) upon the issuance of warrants to purchase Common Stock, with an exercise price equal to not less than the fair market value of the Common Stock on the date the options were granted pursuant to the Plans subsequent to the date hereof or the sale of any shares of Common Stock pursuant to the exercise of any such warrants; or (D) upon the issuance of any shares of capital stock to the Company by any of its subsidiaries.

     (d) Reclassification, Reorganization or Merger. In case of any reclassification, capital reorganization or other change of outstanding shares of Common Stock of the Company, or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with a Subsidiary in which merger the Company is the continuing corporation and which does not result in any reclassification, capital reorganization or other change of outstanding shares of Common Stock or the class issuable upon conversion of this Debenture) or in case of any sale, lease or conveyance to another corporation of the property of the Company as an entirety, the Company shall, as a condition precedent to such transaction, cause effective provisions to be made so that the holder of this Debenture shall have the right thereafter by converting this Debenture, to purchase the kind and amount of shares of stock and other securities and property receivable upon such reclassification, capital reorganization and other change, consolidation, merger, sale or conveyance by a holder of the number of shares of Common Stock which might have been purchased upon conversion of this Debenture immediately prior to such reclassification, change, consolidation, merger, sale or conveyance. Any such provision shall include provision for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Debenture. The foregoing provisions of this Paragraph 3(d) shall similarly apply to successive reclassifications, capital reorganizations and changes of shares of Common Stock and to successive consolidations, mergers, sales or conveyances. In the event that in connection with any such capital reorganization or reclassification, consolidation, merger, sale or conveyance, additional shares of Common Stock shall be issued in exchange, conversion, substitution or payment, in whole in part, for a security of the Company other than Common Stock, such transaction shall be treated as a reclassification or reorganization pursuant to this Paragraph 3(d).

     (e) Fractional Shares. No fractional shares or script representing fractional shares shall be issued upon the conversion of any Debentures. If, upon any full or partial conversion of this Debenture, the holder would, except for the provisions of this Paragraph 3(e), be entitled to receive a fractional share of Common Stock, then the number of shares of Common Stock to be issued on such conversion shall be rounded up to the next higher integral number of shares.


                                    ARTICLE 4
     Filing of S-3 Registration Statement; Payment for Failure to Register.

     (a) As provided in the Subscription Agreement, the Company shall file a registration statement (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act") on Form S-3 covering the sale of the Conversion Shares by the holders thereof, and the Company will use its best efforts to have such registration statement declared effective as soon as possible thereafter. The Company shall take such steps to insure that the Registration Statement is current and effective until all of the Conversion Shares shall have been sold or until such time as all of the Conversion Shares issuable upon all of the Debentures may be sold without registration pursuant to Rule 144 of the Securities and Exchange Commission (the "Commission") or any similar subsequent rule without regard to volume limitations and filing requirements.

     (b) The Company recognizes that its agreement to have the Conversion Shares and the Warrant Shares, as defined in the Subscription Agreement, registered pursuant to the Securities Act in a timely manner (with time being of the essence) was a material inducement for the holder of this Debenture to purchase this Debenture, and that the failure of the Company to have such Conversion Shares and Warrant Shares so registered would cause damage to the holder of this Debenture. Accordingly, if the Registration Statement is not declared effective by the Commission by the Registration Date, the Company shall pay the holder of this Debenture, as liquidated damages for such failure and not as a penalty, the Registration Payment, as hereinafter defined.

     (c) The Registration Payment shall mean the Applicable Percentage, as hereinafter defined, multiplied by the number of days between Registration Date and the date on which the Registration Statement is declared effective by the Commission. In making such computation, the Registration Date shall not be counted, and the date on which the Registration Statement is declared effective shall be counted.

     (d) The Registration Date shall be the one hundred twentieth (120th) day following the

Closing Date.

     (e) The Applicable Percentage shall mean one-fifteenth of one percent (.066 2/3%) for each day after the Registration Date that the Registration Statement has not been declared effective by the Commission.

     (f) Payment of the Registration Payment shall be made on the first day of each calendar month following the Registration Date, based on the amount accrued to the day prior to the date of such payment, except that the last payment shall be made within two (2) business days after the effective date of the Registration Statement.

     (g)  The  holder  of  this   Debenture  may  convert  any  portion  of  the
Registration Payment as provided in Paragraph 3(b) of this Debenture.


                                    ARTICLE 5
                                  Miscellaneous

     (a) Transferability. This Debenture shall not be transferred except in a transaction exempt from registration pursuant to the Securities Act and applicable state securities law. The Company shall treat as the owner of this Debenture the person shown as the owner on its books and records.

     (b) No Right of Prepayment. Without the prior written consent of the holder of this Debenture, the Company shall have no right to prepay or redeem this Debenture.

     (c) WAIVER OF TRIAL BY JURY. IN ANY LEGAL PROCEEDING TO ENFORCE PAYMENT OF THIS DEBENTURE, THE COMPANY WAIVES TRIAL BY JURY, CLAIMS FOR OFFSET AND COUNTERCLAIMS, IF ANY.

     (d) Legal Fees. In the event that the holder of this Debenture engages counsel in connection with the administration or enforcement of this Debenture, the Company shall pay all reasonable legal fees and expenses incurred by the holder, regardless of whether an action has been commenced.

     (e) Governing Law. This Debenture shall be governed by the laws of the State of New York applicable to agreement executed and to be performed wholly within such State without regard to principles of conflict of laws.

     (f) Court Jurisdiction. The Company hereby (i) consents to the exclusive jurisdiction of the United States District Court for the Southern District of New York and Supreme Court of the State of New York in the County of New York in any action relating to or arising out of this Debenture, (ii) agrees that any process in any such action may be served upon it, in addition to any other method of service permitted by law, by certified or registered mail, return receipt requested, or by an overnight courier service which obtains evidence of delivery, with the same full force and effect as if personally served upon him in New York City, and (iii) waives any claim that the jurisdiction of any such tribunal is not a convenient forum for any such action and any defense of lack of in personam jurisdiction with respect thereto.

     (g) Notices. Notice to the Company shall be given to the Company at 3411 McNicoll Avenue, Unit 11, Scarborough, Ontario, Canada, M1V 2V6, telecopier
(416) 299-9545, Attention of Mr. Frank Mortimer, President, or to the holder at the address set forth on the Company's records, or to such other address as the Company or the holder may advise by hand delivery, certified or registered mail, return receipt requested, overnight courier service, or by telecopier if confirmation of receipt is given or of confirmation of transmission is sent by mail as herein provided.

         IN WITNESS WHEREOF, the Company has executed this Agreement as of the date and year first aforesaid.

                                                         TECHNICAL VENTURES INC.


                                                                             By:
                                                       Frank Mortimer, President

                              NOTICE OF CONVERSION


                       [To be Signed Only Upon Conversion
                          of Part or All of Debentures]

                             TECHNICAL VENTURES INC.

     The undersigned, the holder of the foregoing Debenture, hereby surrenders such Debenture for conversion into shares of Common Stock of IAS Communications, Inc. to the extent of $ * unpaid principal amount of and interest due on such Debenture, and requests that the certificates for such shares be issued in the name of , and delivered to , whose address is .



DATED:





     (Signature)

     (Signature must conform in all respects to name of holder as specified on the face of the Debenture.)


* Insert here the unpaid principal amount of the Debenture (or, in the case of a partial conversion, the portion thereof as to which the Debenture is being converted). In the case of a partial conversion, a new Debenture will be issued and delivered, representing the unconverted portion of the unpaid principal amount of this Debenture, to or upon the order of the holder surrendering such Debenture.



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